EXHIBIT 4.1

HORSEHEAD HOLDING CORP.

as Issuer

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of July 27, 2011

3.80% Convertible Senior Notes due 2017

EXHIBITS

Exhibit A.	Form of Note
Exhibit B.	Restricted Stock Legend
Exhibit C.	Form of Transfer Certificate
Exhibit D.	Form of Free Transferability Certificate
Exhibit E.	Form of Transfer Agent Notice

INDENTURE (this "Indenture"), dated as of July 27, 2011, between Horsehead Holding Corp., a Delaware corporation (the "Company"), having its principal office at 4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205, and U.S. BANK NATIONAL ASSOCIATION (the "Trustee"), as trustee.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.80% Convertible Senior Notes due 2017:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01                      Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article I shall have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b)            all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(c)            all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(d)            the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

"Additional Interest" has the meaning specified in Section 5.03.

"Additional Notes" has the meaning specified in Section 2.01.

"Additional Shares" has the meaning specified in Section 4.03(a).

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

"Bid Solicitation Agent" means the Trustee or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(i).

"Board of Directors" means the board of directors of the Company or a committee thereof duly authorized to act for it hereunder.

"Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means, with respect to the Notes, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

"Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

"Cash Settlement" has the meaning specified in Section 4.02(a).

"Clause A Distribution" has the meaning specified in Section 4.04(c)(A).

"Clause B Distribution" has the meaning specified in Section 4.04(c)(B).

"Clause C Distribution" has the meaning specified in Section 4.04(c).

"close of business" means 5:00 p.m. (New York City time).

"Combination Settlement" has the meaning specified in Section 4.02(a).

"Common Equity" of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

"Common Stock" means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, or such other Reference Property into which the Company's common stock is changed pursuant to Section 4.06.

"Company" has the meaning specified in the first paragraph hereof.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

"Continuing Director" means a director who either was a member of the Board of Directors on July 21, 2011 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company's stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.

"Conversion Agent" shall have the meaning specified in Section 2.06.

"Conversion Date" has the meaning specified in Section 4.02(c).

"Conversion Obligation" has the meaning specified in Section 4.01(a).

"Conversion Price" means, at any time, $1,000, divided by the Conversion Rate as of such time.

"Conversion Rate" means, initially, 66.6667 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

"Corporate Trust Office" means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at U.S. Bank National Association, 150 Fourth Avenue North, 2nd Floor, Nashville, Tennessee 37219, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

"Custodian" means the Trustee, as custodian for the Depositary with respect to the Global Notes, or any successor entity.

"Daily Conversion Value" means, for each of the 25 consecutive Trading Days during the applicable Observation Period, 4% of the product of (a) the Conversion Rate in effect on such Trading Day and (b) the Daily VWAP on such Trading Day.

"Daily Measurement Value" means the Specified Dollar Amount, divided by 25.

"Daily Settlement Amount" means for each of the 25 consecutive Trading Days during the applicable Observation Period:

(a)         cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)         if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock (the "Maximum Deliverable Shares") equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day, subject to the NASDAQ Share Cap.

"Daily VWAP" means, for each of the 25 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "ZINC <equity> AQR" (or its equivalent successor, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The "Daily VWAP" shall be determined without regard to after hours trading or any other trading outside of the regular trading session's trading hours.

"Default" means any event that is, or after notice or passage of time, would be, an Event of Default.

"Depositary" shall initially be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

"Distributed Property" has the meaning specified in Section 4.04(c).

"Effective Date" has the meaning specified in Section 4.03(c).

"Event of Default" shall have the meaning specified in Section 5.01.

"Ex-Dividend Date" means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Form of Assignment and Transfer" means the "Form of Assignment and Transfer" attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

"Form of Fundamental Change Repurchase Notice" means the "Form of Fundamental Change Repurchase Notice" attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

"Form of Notice of Conversion" means the "Form of Notice of Conversion" attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

"Free Transferability Certificate" means a certificate substantially in the form of Exhibit D.

A "Fundamental Change" shall be deemed to have occurred if any of the following occurs at any time after the Notes are originally issued:

(a)            a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's Common Equity representing more than 50% of the voting power of the Company's Common Equity;

(b)            the consummation of (i) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (ii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company's Subsidiaries; provided, however, that a transaction described in clause (i) in which the holders of all classes of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not constitute a Fundamental Change pursuant to this clause (b);

(c)            Continuing Directors cease to constitute at least a majority of the Board of Directors;

(d)            the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(e)            the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any or their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth under Section 4.02).

"Fundamental Change Company Notice" has the meaning specified in Section 3.01(b).

"Fundamental Change Repurchase Date" has the meaning specified in Section 3.01(a).

"Fundamental Change Repurchase Notice" has the meaning specified in Section 3.01(a)(i).

"Fundamental Change Repurchase Price" has the meaning specified in Section 3.01(a).

"Global Note" means any Note in global form registered in the name of the Depositary or the nominee of the Depositary.

"Holder" means a Person in whose name a Note is registered in the Register.

"Indenture" has the meaning specified in the first paragraph hereof.

"Initial Notes" has the meaning specified in Section 2.01.

"Initial Purchasers" means the initial purchasers named in Schedule A to the Purchase Agreement.

"Interest Payment Date" means, with respect to the payment of interest on the Notes, each January 1 and July 1 of each year, beginning on January 1, 2012.

"Last Reported Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Last Reported Sale Price" shall be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

"Make-Whole Fundamental Change" means any transaction or event that constitutes a Fundamental Change under clause (a), (b) or (e) of the definition thereof (determined after giving effect to any exceptions to or exclusions from such definition, including in the paragraph immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

"Mandatory Exchange Date" has the meaning specified in Section 2.05(c)(ii).

"Market Disruption Event" means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

"Maturity Date" means July 1, 2017.

"Measurement Period" has the meaning specified in Section 4.01(b)(i).

"Merger Event" has the meaning specified in Section 4.06(a).

"NASDAQ Share Cap" means the maximum number of shares of Common Stock the Company may deliver upon conversion per $1,000 principal amount of Notes in accordance with applicable listing rules of The NASDAQ Stock Market, which is 109.2401 shares per $1,000 principal amount of Notes (or 87.3920 shares per $1,000 principal amount of notes if the Initial Purchasers exercise their option to purchase additional notes in full pursuant to the Purchase Agreement), subject to adjustment in the same manner as the Conversion Rate as provided in Section 4.04.

"Note" or "Notes" has the meaning specified in the fourth paragraph of the recitals of this Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

"Observation Period" with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to April 1, 2017, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after April  1, 2017, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date.

"Officer" means the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary.

"Officers' Certificate," means, with respect to the Notes, a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section and subject to Section 5.11.

"open of business" means 9:00 a.m. (New York City time).

"Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

"Outstanding" means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)            Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)            Notes that have been paid pursuant to Section 6.01 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.02 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide purchasers in whose hands such Notes are valid obligations of the Company;

(d)            Notes converted pursuant to Article IV and required to be cancelled pursuant to Section 2.08;

(e)            Notes repurchased by the Company pursuant to Article III; and

(f)            with respect to any direction, consent waiver or other action taken by Holders of the Notes, Notes that are owned by the Company or any Affiliate thereof.

"Paying Agent" shall have the meaning specified in Section 2.06.

"Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Physical Notes" means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

"Physical Settlement" has the meaning specified in Section 4.02(a).

"Purchase Agreement" means the purchase agreement, dated as of July 21, 2011, between the Company and  Stifel, Nicolaus & Company, Incorporated.

"Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

"Reference Property" has the meaning specified in Section 4.06(a).

"Register" has the meaning specified in Section 2.03(a).

"Registrar" has the meaning specified in Section 2.03(a).

"Regular Record Date," with respect to any Interest Payment Date for the Notes, means the December 15 or June 15 (whether or not a Business Day) immediately preceding the applicable January 1 or July 1 Interest Payment Date, respectively.

"Resale Restriction Termination Date" means the date that is the later of (i) the date that is one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 or any successor provision thereto, and (ii) such later date, if any, as may be required by applicable laws.

"Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) who has direct responsibility for administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

"Restricted Note" has the meaning specified in Section 2.04(a)(i).

"Restricted Notes CUSIP" means CUSIP number 440694 AA5.

"Restricted Stock CUSIP" means CUSIP number 440694 107.

"Restricted Notes Legend" means a legend in the form set forth in Exhibit A hereto, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

"Restricted Stock " has the meaning specified in Section 2.04(b)(i).

"Restricted Stock Legend" means a legend in the form set forth in Exhibit B hereto, or any other substantially similar legend indicating the restricted status of the Common Stock under Rule 144.

"Rule 144" means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

"Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

"Sales Price Condition" has the meaning specified in Section 4.01(b)(iv).

"Scheduled Trading Day" means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided that if the Common Stock is not so listed or admitted for trading, "Scheduled Trading Day" means a Business Day.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Settlement Method" means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

"Settlement Notice" has the meaning specified in Section 4.02(a)(iii).

"Significant Subsidiary" means a Subsidiary of the Company that meets the definition of "significant subsidiary" in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

"Specified Dollar Amount" means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the relevant Settlement Notice (or deemed to have been so specified in accordance with Section 4.02(a)(iii)).

"Spin-Off" has the meaning specified in Section 4.04(c).

"Stock Price" has the meaning specified in Section 4.03(c).

"Subsidiary" means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, and (2) any other Person in which the Company or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

"Successor Company" has the meaning specified in Section 8.01(a).

"Trading Day" means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, "Trading Day" means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, "Trading Day" means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; and provided, further, that if the Common Stock is not so listed or admitted for trading, "Trading Day" for such purpose means a Business Day.

"Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then such one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million principal amount of the Notes from a nationally recognized securities dealer on any date, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such date. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to do so pursuant to Section 4.01(b)(i), instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

"Trading Price Condition" has the meaning specified in Section 4.01(b)(i).

"Trigger Event" has the meaning specified in Section 4.04(c).

"Trust Indenture Act" or "TIA"" means the Trust Indenture Act of 1939, as in effect on the date thereof, but giving effect to any amendment thereto after the date hereof to the extent required thereby.

"Trustee" has the meaning set forth in the first paragraph of this Indenture.

"Unrestricted Notes CUSIP" has the meaning specified in Section 2.05(c)(ii)(1)(A).

"Unrestricted Stock CUSIP" means CUSIP number 440694 206.

"U.S." or "United States" means the United States of America.

"Valuation Period" has the meaning specified in Section 4.04(c).

Section 1.02                      Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant or condition compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 5.11) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

Section 1.03                      Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Officers' Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by an Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04                      Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(a)           The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution thereof (or electronic delivery).  Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.  The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b)           The ownership of Notes shall be proved by the Register.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall  be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 1.05                      Notices, etc. to Trustee or the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished in writing to, or filed with,

(1)           the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including telecopy to (615) 251-0737 to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, or

(2)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or by overnight delivery service, to the Company addressed to it at the address of the Company’s principal office specified in the first paragraph of this Indenture, to the attention of its General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06                      References to Interest. Unless the context otherwise requires, all references to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03 and Section 11.02. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.07                      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE II
THE NOTES

Section 2.01                      Title and Terms; Payments. The Notes shall be designated as "3.80% Convertible Senior Notes due 2017" initially issued in aggregate principal amount of $100 million, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes. The Notes shall be represented by one or more Global Notes without coupons in denominations of $1,000 principal amount and integral multiples thereof.

The principal amount of Notes then outstanding shall be payable on the Maturity Date. Interest on the Notes shall accrue at a rate of 3.80% per annum, from July 27, 2011 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest on each Note shall be payable on each Interest Payment Date, beginning on January 1, 2012, in arrears, to the Person in whose name such Note is registered on the Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of such delay. Payments of the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law.

The Company may, without the consent of the Holders, upon delivery of an Officers' Certificate and Opinion of Counsel to the Trustee, hereafter issue additional Notes ("Additional Notes") under this Indenture with the same terms as the Notes issued on the date of this Indenture (the "Initial Notes") in an unlimited aggregate principal amount; provided that if such Additional Notes are issued with the same CUSIP number as the Initial Notes, such Additional Notes must be fungible with the Initial Notes for U.S. federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to this Indenture requiring the approval of Holders of the Notes and any offers to repurchase the Notes.

The Form of Note and Trustee's certificate of authentication shall be substantially as set forth in Exhibit A and the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Exhibit A, each of which is incorporated into and shall be deemed a part of this Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of, and interest on, any Global Note registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Physical Notes at the office or agency designated by the Company for that purpose in accordance with Section 2.03.

The Company shall pay interest on any Physical Notes (A) to a Holder having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder at its address as it appears in the Register and (B) to a Holder having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02                      Execution and Authentication.

(a)           A Note shall be valid only if executed by the Company and authenticated by the Trustee.

(b)           The Notes shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Notes the proper Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of authentication of such Notes.

(c)           A Note shall be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Note.  An authorized signatory of the Trustee shall manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.02(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the principal amount of such Note; (C) the name of the registered holder of such Note; (D) the date on which such Note is to be authenticated; and (E) any insertions, omissions or other variations, or notations, legends or endorsements permitted under Section 2.01 hereof and applicable to such Note.  If the Company Order also specifies that the Trustee must deliver such Note to the registered Holder or the Depositary, the Trustee shall promptly deliver such Note in accordance with such Company Order.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not be lawfully taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent (an “Authenticating Agent”).  If the Trustee appoints an Authenticating Agent and such Authenticating Agent is reasonably acceptable to the Company, such Authenticating Agent may authenticate a Note whenever the Trustee may authenticate such Note; provided, however, that such Authenticating Agent may not authenticate any Notes pursuant to Section 2.13 hereof.  For purposes of this provision, each reference in this Indenture to authentication by the Trustee shall be deemed to include authentication by an Authenticating Agent, and an Authenticating Agent shall have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the Authenticating Agent was validly appointed to undertake.

Section 2.03                      Exchange and Registration of Transfer of Notes; Depositary.

(a)            Register and Registrar.  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 2.06, the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed the "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

(b)           Provisions Applicable to All Transfers and Exchanges.

(i)          Subject to the restrictions set forth in this Section 2.03, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired.  Each such transfer or exchange of Physical Notes will be noted by the Registrar in the Register.  Each such transfer or exchange of beneficial interests in Global Notes is subject to provisions of Section 2.03(c)  below.

(ii)          All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)           No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge imposed in connection with such transfer or exchange.

(iv)           Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion or (ii) subject to a Fundamental Change Repurchase Notice validly delivered pursuant to Section 3.01(a) hereof, except to the extent any portion of such Note is not subject to a Fundamental Change Repurchase Notice.

(v)           The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c)           In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.03(d) hereof:

(i)           all Notes will be represented by one or more Global Notes;

(ii)           every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.04 hereof); and

(iii)           each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)           Transfer and Exchange of Global Notes.

(i)           Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(1)         the Depositary is unwilling or unable to continue to act as Depositary; or

(2)         the Depositary is  no longer registered as a clearing agency under the Exchange Act;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.02 hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.02 hereof, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.04 hereof.

(ii)           In addition, if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Physical Notes by delivering a written request to the Registrar.

(iii)           In addition, beneficial interests in a Global Note may be exchanged for a Physical Note upon request of a Depositary participant by written notice given to the Trustee by or on behalf of the Depositary in accordance with the Applicable Procedures.

In such case, (A) the Registrar will deliver written notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company shall, in accordance with Section 2.02 hereof, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.02 hereof, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner's name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 2.04 hereof; and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with its customary procedures and the Applicable Procedures.

(e)           Transfer and Exchange of Physical Notes.  If Physical Notes are issued, a Holder may:

(i)           transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering the transfer certificate attached hereto as Exhibit C and any other documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.04 hereof and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.03 and Section 2.04 hereof.  Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.02 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.02 hereof, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 2.04 hereof.

(ii)           exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.04 hereof.  Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.02 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.02 hereof, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 2.04 hereof.

(iii)            transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.04 hereof; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.04 hereof and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.03 and Section 2.04 hereof; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase.  Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note.  If no Global Notes are then outstanding, the Company, in accordance with Section 2.02 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.02 hereof, authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.04                      Transfer Restrictions.

(a)           Restricted Notes.

(i)           Every Note (and all securities issued in exchange therefor or substitution thereof, except any shares of the Common Stock issued upon conversion thereof) that bears, or that is required under this Section 2.04 to bear, the Restricted Notes Legend will be deemed to be a "Restricted Note."  Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the Restricted Notes CUSIP unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder's acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)           Until the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend unless:

(1)         such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a person other than (x) the Company or (y) an of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(2)         such Note was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(3)         the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.

(iii)           In addition, until the Resale Restriction Termination Date:

(1)         no transfer of any Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and

(2)         the Registrar will not register any transfer of any Note that is a Restricted Note to a person that has been an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.

(iv)           On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any shares of Common Stock issued upon the conversion thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

(b)           Restricted Stock.

(i)           Every share of Common Stock that bears, or that is required under this Section 2.04 to bear, the Restricted Stock Legend will be deemed to be "Restricted Stock."  Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear the Restricted Stock CUSIP, unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of Restricted Stock, by such Holder's acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)           Until the Resale Restriction Termination Date, any share of Common Stock issued upon the conversion of a Note will be issued in definitive form and will bear the Restricted Stock Legend unless:

(1)         such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such conversion;

(2)         such share of Common Stock was transferred (1) to a person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act;

(3)         such Note, regardless of whether bearing the Restricted Notes Legend, was not, at the time of its conversion, required to bear the Restricted Notes Legend pursuant to Section 2.04(a) hereof and such Common Stock was issued to a person other than (1) the Company or (2) an affiliate of the Company; or

(4)         the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such share of Common Stock need not bear the Restricted Stock Legend.

(iii)           On and after the Resale Restriction Termination Date, any share of the Common Stock will be issued in definitive form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such share of Common Stock must bear the Restricted Stock Legend.

(c)           As used in this Section 2.04, the term "transfer" means any sale, pledge, transfer, loan, hypothecation or  other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 2.05                      Expiration of Restrictions.

(a)           Physical Notes.  Any Physical Note (or any Note issued in exchange or substitution therefor) that bears the Restricted Notes Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new Note or Notes of like tenor and aggregate principal amount of Notes that do not bear the Restricted Notes Legend unless the Company reasonably determines that, to comply with law, such Note must bear the Restricted Notes Legend.  To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.08 hereof and deliver to the Registrar any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b)           Common Stock.  Any certificate representing shares of Common Stock that bears the Restricted Stock Legend and that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new certificate or certificates representing such shares of Common Stock that do not bear the Restricted Stock Legend unless the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend.  To exercise such right of exchange, the holder of such Common Stock must surrender such shares of Common Stock in accordance with the procedures of the transfer agent for the Common Stock at such time and deliver to such transfer agent any additional documentation reasonably required by the Company or the transfer agent for Common Stock in connection with such exchange.

(c)           Global Notes; Resale Restriction Termination Date.

(i)           If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a "Restricted Global Note"), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.04 hereof.

(ii)           To effect such automatic exchange, the Company will (A) deliver to DTC an instruction letter for DTC's mandatory exchange process at least 15 days immediately prior to the Resale Restriction Termination Date and (B) deliver (1) to each of the Trustee and the Registrar a duly completed Free Transferability Certificate and (2) to the transfer agent for the Common Stock, the Transfer Agent Notice, in each case, as promptly as practicable after the Resale Restriction Termination Date.  The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate and the transfer agent for the Common Stock has received the Transfer Agent Notice will be known as the "Mandatory Exchange Date."

(1)         Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar and receipt of the Transfer Agent Notice by the transfer agent for the Common Stock:

(A)           the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the Restricted Notes CUSIP will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP specified in such Free Transferability Certificate (the "Unrestricted Notes CUSIP");

(B)          the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes and the Restricted Stock CUSIP will be deemed removed from each such share of Common Stock and deemed replaced with the Unrestricted Stock CUSIP; and

(C)          thereafter, any shares of Common Stock issued upon conversion of the Notes will be assigned the Unrestricted Stock CUSIP and will not bear the Restricted Stock Legend (except as provided in Section 2.04(b) hereof).

(2)         Promptly after the Mandatory Exchange Date, the Company will provide Bloomberg with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are now identified by the Unrestricted Notes CUSIP.

(iii)           Prior to the Company's delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures, and the Trustee will cooperate with the Company in its efforts to cause each Global Note to be identified by the Unrestricted Notes CUSIP in the facilities of the Depositary on the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(iv)           Notwithstanding anything to the contrary in clauses (i), (ii) and (iii) of Section 2.05(c) hereof, the Company will not be required to deliver the Free Transferability Certificate or the Transfer Agent Notice if it reasonably believes that removal of the Restricted Notes Legend or the Restricted Stock Legend or the changes to the CUSIP numbers for the Notes or the Common Stock issuable upon the conversion of the Notes could result in or facilitate transfers of the Notes or the Common Stock issuable upon the conversion of the Notes in violation of applicable law.

Section 2.06                      Maintenance of Office or Agency. The Company shall maintain an office or agency where the Notes may be surrendered for presentation for payment or repurchase ("Paying Agent") or for conversion ("Conversion Agent") and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company hereby initially designates the Trustee as the Paying Agent, Custodian and Conversion Agent and the Corporate Trust Office and the agency of the Trustee in Nashville, Tennessee shall be considered as an office or agency of the Company for each of the aforesaid purposes.

Section 2.07                      Reporting Requirement. The Company shall file with the Trustee within 15 days after the Company is required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 2.07 as of the time such document is filed via the EDGAR system.

Section 2.08                      Purchase and Cancellation. The Company shall cause all Notes surrendered for payment, required repurchase upon the occurrence of a Fundamental Change, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company's agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee. No Notes shall be authenticated in exchange for any Notes cancelled, as provided herein. The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, without giving prior notice to Holders, whether by the Company or the Company's Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements.

Section 2.09                      Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an Authenticating Agent shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them, in their sole discretion, to save each of them harmless from any loss, liability, cost or expense (including, without limitation, the reasonable fees and expenses of counsel) caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such Authenticating Agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such Authenticating Agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or has been surrendered for required repurchase or has been surrendered for conversion in accordance with Article IV shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them, in their sole discretion, to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.10                      Who Are Deemed Absolute Owners. The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and the Registrar may deem the Person in whose name a Note shall be registered upon the Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or the Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.01) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor the Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sum or sums so paid or shares of Common Stock so delivered, effectual to satisfy and discharge the liability for monies payable upon any such Note or shares deliverable in respect of any conversion thereof, as applicable. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder's right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 2.11                      Company Owned Notes. Notwithstanding clause (f) of the definition of "Outstanding" in Section 1.01, (x) for the purpose of determining whether the Trustee shall be protected in relying on any direction, consent, waiver or other action by Holders, only Notes that a Responsible Officer knows are owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding pursuant to such clause (f) and (y) Notes owned by the Company or any Affiliate thereof that have been pledged in good faith may be regarded as Outstanding under this Indenture and the Notes if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to take the relevant action with respect to such Notes and that the pledgee is not the Company or an Affiliate thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of the Company or any Affiliate thereof; and, subject to Section 10.02, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 2.12                      Revocation of Consents. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 1.04, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 1.04, revoke such action so far as concerns such Note.

Section 2.13                      Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an Authenticating Agent shall, upon written request of the Company as set forth in a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company and notified to the Trustee in writing. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such Authenticating Agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company will execute and deliver to the Trustee or such Authenticating Agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.06 and the Trustee or such Authenticating Agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.14                      No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

Section 2.15                      Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute an unsecured general obligation of the Company, ranking equal in right of payment to all other existing and future senior unsecured and unsubordinated indebtedness of the Company and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE III

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 3.01                      Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder of a Note shall have the right, at such Holder's option, to require the Company to repurchase for cash such Holder's Note, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the "Fundamental Change Repurchase Date") specified by the Company that is not less than 20 nor more than 35 calendar days (subject to extension to comply with applicable law) following the date the Company delivers the related Fundamental Change Company Notice pursuant to Section 3.01(b), at a repurchase price equal to 100% of the principal amount of the Note to be repurchased pursuant to this Article III, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price"), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of such accrued and unpaid interest, if any, on the Interest Payment Date to the Holder of record of such Note on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Note to be repurchased pursuant to this Article III.

To exercise the right to require the Company to repurchase its Note or a portion thereof, if the Note is in certificated form, upon a Fundamental Change in accordance pursuant to this Section 3.01, a Holder must:

(i)          deliver to the Paying Agent a duly completed notice (the "Fundamental Change Repurchase Notice") in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, and comply with the Depositary's procedures for surrendering interests in Global Notes if such Note is represented by an interest in a Global Note, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)          deliver such Note, in the case of a Physical Note, to the Paying Agent together with, or at any time after, delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or effect book-entry transfer of such Note (or such portion of a Note), if such Note is represented by an interest in a Global Note, in compliance with the Applicable Procedures, in each case such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

Each Fundamental Change Repurchase Notice in respect of any Note (or portion of a Note) to be repurchased shall state:

(A)            if such Note is a Physical Note, the certificate number of such Note, or if not certificated, the notice must comply with the Applicable Procedures;

(B)            the portion of the principal amount of such Note to be repurchased, which must be $1,000 or an integral multiple of $1,000 thereof; and

(C)            that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if such Note is represented by an interest in a Global Note, the Fundamental Change Repurchase Notice must also comply with the Applicable Procedures.

(b)            On or before the 20th calendar day after (i) the date the Company knew or reasonably should have known that the Fundamental Change occurred, in the case of a Fundamental Change described under clause (a) of the definition thereof, or (ii) the date the Fundamental Change occurred, in the case of any other Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the "Fundamental Change Company Notice") of the occurrence of such Fundamental Change and of the repurchase right of the Holders arising as a result thereof. For the purpose of clause (i) of the preceding sentence, the Company shall be deemed to know of any Schedule TO or any other schedule, form or report filed under the Exchange Act by any person or group for the purpose of disclosing beneficial ownership. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the Applicable Procedures for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release or publish a notice containing the information included therein in a newspaper of general circulation in The City of New York or publish such information on the Company's website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)          the effective date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article III;

(iv)          the Fundamental Change Repurchase Price;

(v)          the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)          if applicable, the applicable Conversion Rate in effect on the date of the Fundamental Change Repurchase Notice and, if applicable, any adjustments that will be made to the applicable Conversion Rate;

(viii)          if applicable, that the Note with respect to which a Fundamental Change Repurchase Notice has been delivered by the Holder thereof may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.03; and

(ix)          the procedures that a Holder must follow to require the Company to repurchase its Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.

(c)            Notwithstanding the foregoing, there shall be no repurchase of any Note pursuant to this Section 3.01 on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to any Note). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to any Note), and any instructions for book-entry transfer of Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect to such Notes shall be deemed to have been withdrawn.

Section 3.02                      Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive the Fundamental Change Repurchase Price in cash with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.03                      Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice with respect to any Note may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 3.03 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)            the principal amount of such Note with respect to which such notice of withdrawal is being submitted;

(b)            if such Note is a Physical Note, the certificate number of such withdrawn Note or ; and

(c)            the principal amount, if any, of such Note that remains subject to such Fundamental Change Repurchase Notice, which must be $1,000 or an integral multiple thereof;

provided, however, that if such Note is a Global Note, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Section 3.04                      Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, the Company or such Subsidiary or Affiliate shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price for each Note or portion of a Note that is to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent on the Fundamental Change Repurchase Date holds cash sufficient to pay the Fundamental Change Repurchase Price of all Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn in accordance with this Article III as of the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent, as applicable) and (b) all other rights of the Holders with respect to such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price of such Notes upon delivery or book-entry transfer of such Notes).

Section 3.05                      Notes Repurchased in Whole or in Part. Upon surrender of any Note to be repurchased in part pursuant to this Article III to the Paying Agent in accordance with Section 3.01(a), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 3.06                      Covenant to Comply With Applicable Laws Upon Purchase of Notes. In connection with any offer to repurchase Notes under Section 3.01, the Company shall, in each case if required under such law or regulation, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01, and shall not be deemed to have breached its obligations under this Indenture by virtue of its compliance with such securities laws or regulations.

Section 3.07                      Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, upon receipt of a Company Order, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE IV

CONVERSION

Section 4.01                      Conversion Privilege. (a)  Subject to and upon compliance with the provisions of this Article IV, each Holder of a Note shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) prior to April 1, 2017, upon satisfaction of one or more of the conditions and during the periods set forth in Section 4.01(b), and (ii) on or after April 1, 2017 and prior to the close of business on the Business Day immediately preceding the Maturity Date, at any time, regardless of whether any of the conditions set forth in Section 4.01(b) has been met, in each case, at the applicable Conversion Rate (subject to the settlement provisions of Section 4.02, the "Conversion Obligation").

(b)            (i) Prior to April 1, 2017, the Notes may be surrendered for conversion in accordance with this Indenture during the five Business Day period immediately after any five consecutive Trading Day period (the "Measurement Period") in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this (i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day (the "Trading Price Condition"). The Company shall provide written notice to the Bid Solicitation Agent of the independent nationally recognized securities dealer or dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination by Company Order; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent by Company Order to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Trading Price Condition has been met pursuant to such determination, the Bid Solicitation Agent shall so notify the Company and the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing, in each case as soon as practicable of the Trading Price Condition being met. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing, as soon as practicable. The Company shall initially act as the Bid Solicitation Agent and may appoint another person as the Bid Solicitation Agent.

(ii)          If, prior to April 1, 2017, the Company elects to:

(A)            issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement of such issuance, to subscribe for or purchase shares of its Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such announcement; or

(B)            distribute to all or substantially all holders of its Common Stock the Company's assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. The Notes may be surrendered for conversion at any time during the period beginning on, and including, the Company's delivery of such notice and ending at the earlier of close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company's announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Notes may not be surrendered for conversion pursuant to this Section 4.01(b)(ii) (and need not be given advance notice of the issuance or distribution) if Holders of such Notes have the right to participate (as a result of holding the Notes, and at the same time and on the same terms as common stockholders participate) in any of the transactions described in this Section 4.01(b)(ii) as if such Holders held a number of shares of the Common Stock, for each $1,000 principal amount of such Notes, equal to the applicable Conversion Rate, without having to convert such Notes.

(iii)          If a transaction or event that constitutes (1) a Fundamental Change, (2) a Make-Whole Fundamental Change or (3) a consolidation, merger, combination or statutory share exchange involving the Company, or a sale, lease or other transfer of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, in each case occurs prior to April 1, 2017, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 3.01, the Notes may be surrendered for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives written notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction. Notwithstanding the foregoing, in no event shall the Company be required to provide such notice to the Holders and the Trustee before the earlier of such time the Company or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated event or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which Company’s equity is then listed the circumstances giving rise to such anticipated event. The Company shall use its commercially reasonable efforts to make such determination in time to deliver such notice no later than 35 Scheduled Trading Days prior to such anticipated effective date.

(iv)          Prior to April 1, 2017, the Notes may be surrendered for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2011 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day (the "Sales Price Condition"). The Company shall determine at the beginning of each calendar quarter commencing after the calendar quarter ending on December 31, 2011 whether the Sales Price Condition has been met and, if the Company determines that the Sales Price Condition has been met, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as soon as reasonably practicable after such determination.

Section 4.02                      Conversion Procedure; Settlement Upon Conversion.

(a)            Subject to this Section 4.02, Section 4.03(b) and Section 4.06(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash ("Cash Settlement"), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 4.02 ("Physical Settlement") or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 4.02 ("Combination Settlement"), at its election, as set forth in this Section 4.02.

(i)          All conversions occurring on or after April 1, 2017 shall be settled using the same Settlement Method.

(ii)          Prior to April 1, 2017, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.

(iii)          If, in respect of any Conversion Date or period of potential Conversion Dates, the Company elects to deliver a notice (the "Settlement Notice") of the relevant Settlement Method in respect of such Conversion Date or such period, as the case may be, the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders (or in the case of a period of potential Conversion Dates, to all Holders) no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after April 1, 2017, no later than April  1, 2017). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount shall be equal to $1,000. If the Company delivers a Settlement Notice in accordance with the second preceding sentence electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be $1,000. Each Settlement Notice shall specify (x) the relevant Settlement Method, (y) in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount and (z) in the case of Combination Settlement, the NASDAQ Share Cap, if applicable.

(iv)          The amount of cash, if any, and number of shares of Common Stock, if any, payable or deliverable by the Company upon any conversion of a Note (the "Settlement Amount") shall be computed as follows:

(A)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of such Note being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of such Note being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the relevant Observation Period; and

(C)            if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of such Note being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the relevant Observation Period.

(v)          The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)            Subject to Section 4.02(d) and Section 4.02(e), before any Holder of a Note, or beneficial owner of an interest in a Global Note, shall be entitled to convert a Note as set forth above, such Holder or beneficial owner shall (i) in the case of a Global Note, comply with the Applicable Procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4.02(h) and, if required, pay all taxes or duties, if any, and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a "Notice of Conversion"), at the office of the Conversion Agent and state in writing therein the principal amount of such Note to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(h) and, if required, pay all transfer or similar taxes. The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article IV on the Conversion Date for such conversion. No Notice of Conversion may be delivered with respect to any Note by the Holder thereof if such Holder has delivered a Fundamental Change Repurchase Notice to the Paying Agent in respect of such Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)            Each conversion of a Note shall be deemed to have been effected at the close of business on the date (the "Conversion Date") that the Holder thereof has complied with the requirements set forth in subsection (b) above. Subject to Section 4.03(b) and Section 4.06(a), upon conversion of a Note, the Company shall pay or deliver, as the case may be, the consideration due in respect of the relevant Conversion Obligation (i) on the third Business Day immediately following the relevant Conversion Date, if the Company elects to satisfy such Conversion Obligation by Physical Settlement, or (ii) on the third Business Day immediately following the last Trading Day of the relevant Observation Period, if the Company elects to satisfy such Conversion Obligation by any other Settlement Method. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates or make a book-entry transfer through the Depositary to such Holder or such Holder's nominee or nominees for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company's Conversion Obligation.

(d)            In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)            If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless such tax is due because such Holder requests such shares to be issued in a name other than such Holder's name, in which case such Holder shall pay such tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Except as provided in Section 4.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article IV.

(g)            Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)            Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. Upon conversion of a Note, the Company's settlement of its Conversion Obligation with respect to such Note in accordance with this Section 4.02 shall be deemed to satisfy in full the Company's obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes to which Combination Settlement applies, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding such conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(i)            The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered, or to whom book entry transfer of such shares is made, pursuant to Section 4.02(c) shall be treated as if such person were the holder of record of such shares as of (i) the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or (ii) the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be, in each case solely for the purpose of receiving or participating in any dividend, distribution, issuance, share split or combination, tender or exchange offer or any other event that would lead to a Conversion Rate Adjustment pursuant to Section 4.03 or Section 4.04. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion, except for purposes of Section 4.02(h) and receiving consideration due upon conversion.

(j)            The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(k)            Notwithstanding the provisions set forth above in this Section 4.02, if, in connection with the conversion of Notes, the Company elects to satisfy the related Conversion Obligation by Combination Settlement, unless the Company obtains Common Stock holder approval for issuances of Common Stock in excess of the NASDAQ Share Cap, in the event that the sum of the Maximum Deliverable Shares for each Trading Day during the relevant Observation Period exceeds the NASDAQ Share Cap, the Company will not be required to deliver shares of Common Stock or cash with respect to such excess.

(l)            At its next annual shareholder meeting, the Company shall submit and recommend to its shareholders a proposal to approve the issuance of shares of Common Stock upon conversion of the Notes in an amount calculated without regard to the NASDAQ Share Cap. In the event that shareholder approval is obtained prior to the conversion of a Note, there shall be no NASDAQ Share Cap applicable to the calculation of the settlement amounts due upon conversion of such Note.

Section 4.03                      Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the "Additional Shares"), as described below. The conversion of a Note shall be deemed for these purposes to be "in connection with" a Make-Whole Fundamental Change if the Notice of Conversion with respect to such Note is received by the Conversion Agent from, and including, the Effective Date of such Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)            Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change (without giving effect to the proviso therein), the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate in effect on the Conversion Date (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, such amount of cash shall be paid to the converting Holder on the third Business Day following the relevant Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)            The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the "Effective Date") and the price (the "Stock Price") paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change (without giving effect to the proviso therein), the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors as evidenced by a Board Resolution shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d)            The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(e)            The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes pursuant to this Section 4.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$11.09	$13.00	$15.00	$17.00	$19.00	$21.00	$23.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$75.00
July 27, 2011	23.505	17.540	13.526	10.829	8.928	7.532	6.473	5.643	4.183	3.232	2.559	2.057	1.669	0.603
July 1, 2012	23.505	16.226	12.247	9.642	7.854	6.571	5.615	4.877	3.605	2.786	2.210	1.779	1.445	0.520
July 1, 2013	23.505	14.690	10.748	8.258	6.609	5.465	4.636	4.010	2.955	2.288	1.818	1.466	1.192	0.423
July 1, 2014	23.505	13.304	9.269	6.844	5.322	4.319	3.624	3.117	2.294	1.784	1.424	1.153	0.940	0.332
July 1, 2015	23.505	12.021	7.691	5.276	3.890	3.056	2.522	2.157	1.593	1.250	1.006	0.820	0.672	0.239
July 1, 2016	23.505	10.761	5.716	3.271	2.124	1.570	1.277	1.098	0.833	0.664	0.539	0.443	0.365	0.134
July 1, 2017	23.505	10.258	0.001	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case

(i)          if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices or the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)          if the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $11.09 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 90.1713 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.04.

(f) Nothing in this Section 4.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.04 in respect of a Make-Whole Fundamental Change.

Section 4.04   Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if each Holder has the right to participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding its Note, in any of the transactions described in this Section 4.04, without having to convert its Note, as if it held a number of shares of Common Stock, per $1,000 principal amount of its Note, equal to the Conversion Rate.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

OS1
CR1 = CR0 x	-------------

OS0

where,

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after and solely as a result of giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors as evidenced by a Board Resolution determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such announcement, the Conversion Rate shall be increased based on the following formula:

OS0 + X
CR1 = CR0 x	-------------

OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this Section 4.04(b) and for the purpose of Section 4.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the "Distributed Property"), then the Conversion Rate shall be increased based on the following formula:

SP0
CR1 = CR0 x	----------------
SP0 — FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the "FMV" (as defined above) of any Distributed Property for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a "Spin-Off"), the Conversion Rate shall be increased based on the following formula:

FMV0 + MP0
CR1 = CR0 x	-----------------
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the "Valuation Period"); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the relevant Conversion Date. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 4.04(c) (and subject in all respects to Section 4.10), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company's Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been repurchased without exercise by any Holders thereof, upon such final repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.04(a), Section 4.04(b) and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) is applicable (the "Clause A Distribution"); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) is applicable (the "Clause B Distribution"),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) is applicable (the "Clause C Distribution") and any Conversion Rate adjustment required by this Section 4.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the "Ex-Dividend Date" of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be "outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date" within the meaning of Section 4.04(a) or "outstanding immediately prior to the open of business on such Ex-Dividend Date" within the meaning of Section 4.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

SP0
CR1 = CR0 x	-------------

SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of such Note, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned on the relevant record date a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

AC + (SP1 x OS1)
CR1 = CR0 x	----------------------
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 4.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but shall be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 4.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion references in this Section 4.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f) Notwithstanding this Section 4.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date (or such Holder's nominee or nominees) would be treated as if such person were the record holder of the shares of Common Stock as of the related Conversion Date for the purpose of participating in the event giving rise to such Conversion Rate adjustment pursuant to Section 4.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in Section 4.03 and this Section 4.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 4.04 and Section 4.03, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market and any other exchange on which any of the Company's securities are then listed (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company's best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) All adjustments to the Conversion Rate and other calculations under this Article IV with respect to a number of shares shall be made to the nearest one ten-thousandth (1/10,000) of a share.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) If the Company issues rights or warrants that are only exercisable upon the occurrence of certain triggering events, then the Company will not adjust the Conversion Rate pursuant to the provisions described in this Section 4.04 until the earliest of these triggering events occurs. The Company will not adjust the Conversion Rate pursuant to clauses (a), (b), (c), (d) and (e) of this Section 4.04 unless the adjustments would result in a change of at least 1.0% in the then effective conversion rate. The Company shall carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment and upon conversion.

(l) Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends payable on Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clauses (i) and (ii) and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of Common Stock; or

(v) for accrued and unpaid interest.

Section 4.05   Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period, if any, over which the Stock Price is determined for purposes of a Make-Whole Fundamental Change), the Board of Directors as evidenced by a Board Resolution shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts are to be calculated.

Section 4.06   Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company's Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a "Merger Event"), then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the "Reference Property," with each "unit of Reference Property" meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture under Section 7.01(f) providing for such change in the right to convert each $1,000 principal amount of Notes, which change is hereby deemed, for purposes of Section 7.01(f), to not adversely affect the rights of any Holder; provided, however, that at and after the effective time of such Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 4.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible (subject to the preceding sentence) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy its Conversion Obligation with respect to each such conversion by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article IV. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.06, the Company shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.07   Certain Covenants. (a) The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, the maximum number of shares of Common Stock potentially required to satisfy conversion of the Notes from time to time as Notes are presented for conversion.

(b) The Company covenants that all shares of Common Stock that may be issued upon conversion of a Note will be newly issued shares or treasury shares, and will be duly authorized, fully paid and non-assessable and free from all taxes, liens and charges (other than those created by the Holder thereof).

(c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 4.08   Responsibility of Conversion Agent and Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Bid Solicitation Agent shall be entitled to assume that the Conversion Rate in effect on any date is equal to the Conversion Rate set forth in the most recent Officers' Certificate filed with the Trustee pursuant to Section 4.04(i) or, if no such Officers' Certificate has been filed, the Conversion Rate in effect on the date hereof. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent and the Bid Solicitation Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent nor the Bid Solicitation Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IV. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacities as Conversion Agent and Bid Solicitation Agent.

Section 4.09   Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.10;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed (at the Company's expense) to each Holder at its address appearing on the Register provided for in this Indenture, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 4.10   Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon a conversion of the Notes to which Combination Settlement or Physical Settlement applies, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time; provided that if at the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be increased pursuant to Section 4.04(c) at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE V

EVENTS OF DEFAULT

Section 5.01   Events of Default. Each of the following events is an "Event of Default" with respect to the Notes:

(a) default by the Company in any payment of interest on any Note when due and payable, if such default continues for a period of 30 days;

(b) default by the Company in the payment of principal of any Note when due and payable;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder's conversion right in accordance with Article IV;

(d) failure by the Company to pay the Fundamental Change Repurchase Price of any Note when due;

(e) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate event required by Section 4.01(b)(ii) or Section 4.01(b)(iii) in accordance with the relevant Section, in each case when due;

(f) failure by the Company to comply with its obligations under Article VIII;

(g) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received to comply with any of its other agreements contained in the Notes or this Indenture (other than a default set forth in clauses (a), (b), (c), (d), (e) or (f) above);

(h) default by the Company or any of the Company's Subsidiaries under any mortgage, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness, whether such Indebtedness now exists or shall hereafter be created which default (i) results in the acceleration of such Indebtedness prior to its maturity, if such declaration of acceleration is not rescinded or annulled within 30 days after the Company has received notice of such acceleration or (ii) caused by a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, if such default is not cured or waived within 30 days after the date when the payment was due, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated as described in (i) above, aggregates $10 million or more; provided that, in the case of clause (i), if such declaration of acceleration is annulled or rescinded or, in the case of clause (ii), if such default is cured or waived, the related Event of Default with respect to the Notes shall be deemed to be cured for the purposes of this Indenture;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(k) the entry by a court of competent jurisdiction of a final judgment for the payment of $10 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not vacated, discharged, satisfies or stayed pending appeal within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, and with respect to which legal enforcement proceedings have been commenced.

Section 5.02   Acceleration; Rescission and Annulment. If an Event of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and any accrued and unpaid interest on, all of the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding any provision in this Indenture or in the Notes to the contrary. In the case of an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company, 100% of the principal of, and any accrued and unpaid interest on, all of the Notes shall automatically become immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 10.06, and (2) rescission would not conflict with any order or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.09, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding may, by written notice to the Company and to the Trustee, rescind and annul any consequence of any such Default or Event of Default with respect to any action taken on behalf of all of the Holders, including, without limitation, acceleration of the obligations, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.03   Additional Interest. Notwithstanding any provisions of this Indenture to the contrary, if the Company so elects, the sole remedy during the first 365 days following an Event of Default relating to (i) the Company's failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) its failure to comply with its reporting obligations set forth in Section 2.07, shall consist exclusively of the right to receive additional interest on the Notes, as long as such Event of Default is continuing, at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding ("Additional Interest") for each day during the 180-day period beginning on, and including, the date on which such Event of Default first occurs during which Event of Default is continuing and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 185-day period beginning on, and including the 181st day that such Event of Default is continuing. If the Company elects to pay Additional Interest on account of such an Event of Default, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default occurs (if such Event of Default relating to reporting obligations set forth in Section 2.07 is not cured or waived on or prior to such 366th day), the Notes shall be subject to acceleration as provided in Section 5.02. This Section 5.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must give written notice to all Holders of Notes, the Trustee and the Paying Agent of such election on or prior to the beginning of such 365-day period. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03 or the Company elected to make such payments but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

Section 5.04   Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (d) of Section 5.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal (including the Fundamental Change Repurchase Price, if applicable) and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 10.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, without the possession of any of the Notes or the production thereof in any proceedings related thereto, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 10.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable agents and counsel fees, and including any other amounts due to the Trustee under Section 10.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of  the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05   Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article V with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 10.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal of and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest, to the extent permitted by applicable law, at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or as otherwise directed by a court of competent jurisdiction.

Section 5.06   Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to it, in its sole discretion, against any loss, liability or expense to be incurred therein or thereby; and

(d) the Trustee shall not have complied with such request for 60 days after its receipt of such notice, request and offer of security or indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the Notes then Outstanding, a direction pursuant to Section 5.09 that is inconsistent with the request, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.07   Proceedings by Trustee. In case of an Event of Default the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.08   Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.09 and Section 5.03, all powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders.

Section 5.09   Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to Section 10.01, the Holders of a majority in aggregate principal amount of the Notes then Outstanding shall have the right to (i) direct the Trustee to exercise any remedy available to it with respect to the Notes and (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority of the aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all of the Notes, by written notice to the Trustee and the Company, waive any Default or Event of Default hereunder except that no such waiver shall be effective as to a Default or Event of Default with respect to (i) the non-payment of the principal (including the Fundamental Change Repurchase Price) of, or accrued and unpaid interest, if any, on the Notes, (ii) a failure by the Company to pay or deliver, as the case may be, to converting Holders the consideration due upon conversion of the Notes in accordance with this Indenture or (iii) any provision of this Indenture that under Article VII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, in each case unless each affected Holder consents Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.10   Notice of Defaults. The Trustee shall, within 90 days after the receipt of notice of the occurrence of a Default or Event of Default by a Responsible Officer transmit to each Holder at the address of such Holder on the Register, notice of all Defaults or Events of Default known to any Responsible Officer, unless such Defaults or Events of Default shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default or Event of Default in the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any of the Notes or a Default or Event of Default in the payment or delivery, as the case may be, of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and for so long as the board of directors, the executive committee, a trust committee of directors or a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 5.11   Statements as to Defaults. The Company shall deliver to the Trustee in accordance with Section 1.05, as soon as practicable, and in any event within 30 days after an Officer of the Company first becomes aware of the occurrence of any Event of Default or Default, an Officers' Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof, and such Officers' Certificate shall reference this Indenture and the Notes. The Company shall also deliver to the Trustee, in accordance with Section 1.05, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred in the previous year and, if so, specifying each such Default or Event of Default and the nature thereof, and such Officers' Certificate shall reference this Indenture and the Notes. One of the Officers giving an Officers' Certificate pursuant to this Section 5.11 shall be the principal executive, financial or accounting officer of the Company.

Section 5.12   Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.13   Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.13 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being purchased as provided in Article 3) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article IV.

ARTICLE VI

SATISFACTION AND DISCHARGE

Section 6.01   Satisfaction and Discharge of the Indenture. This Indenture, with respect to the Notes, shall upon request of the Company contained in an Officers' Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or, solely to satisfy outstanding conversions, cash and/or shares of Common Stock, as applicable, sufficient to pay all of the outstanding Notes or satisfy the Company's Conversion Obligation, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. For the avoidance of doubt, notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.06 shall survive.

Section 6.02   Deposited Monies and Shares of Common Stock to be Held in Trust by Trustee. Subject to Section 6.03, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any, or to satisfy the Company's Conversion Obligation, as the case may be. Money so held in trust is subject to the Trustee's rights under Section 10.06.

Section 6.03   Trustee and Paying Agent to Repay Monies Held
. Upon the satisfaction and discharge of this Indenture, with respect to the Notes, all monies and shares of Common Stock, if any, then held by the Trustee or any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid or re-delivered to it or, in the case of a Paying Agent other than the Trustee, paid or delivered to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 6.04   Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment or delivery from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.01   Supplemental Indentures Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of the Notes to:

(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b) provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article VIII;

(c) add guarantees with respect to the Notes;

(d) secure the Notes;

(e) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) make any change that does not adversely affect the rights of any Holder;

(g) appoint a successor Trustee with respect to the notes; or

(h) conform the provisions of this Indenture to the "Description of the notes" section of the preliminary offering memorandum dated July 21, 2011, as supplemented by the pricing term sheet of the same date, relating to the offering and sale of the Notes.

Section 7.02   Supplemental Indentures with Consent of Holders. If authorized by the Board of the Directors as set forth in a Board Resolution, the Company and the Trustee may amend or supplement this Indenture or the Notes, and compliance with any provision of this Indenture or the Notes may be waived, in each case with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), at the expense of the Company; provided that no amendment or supplemental indenture or waiver may without the written consent of the Holder of each Note affected:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company's obligation to make such any such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Note; or

(i) make any change in this proviso or in the waiver provisions in Section 5.09.

Holders do not need under this Article VII to approve the particular form of any proposed amendment, supplement or waiver or any proposed supplemental indenture; it shall be sufficient if the required number of Holders approve the substance thereof.

Section 7.03   Notice of Amendment or Supplement. After an amendment, supplement or waiver under this Article VII becomes effective, the Company shall mail to the Holders affected by such amendment, supplement or waiver a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment, supplement or waiver.

Section 7.04   Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 7.05   Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 7.06   Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company to this Indenture as amended or supplemented by such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE VIII

SUCCESSOR COMPANY

Section 8.01   Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the "Successor Company") is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Successor Company (if not the Company) expressly assumes by supplemental indenture all of the Company's obligations under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c) the Company shall have delivered to the Trustee the Officers' Certificate and Opinion of Counsel pursuant to Section 8.03.

For purposes of this Section 8.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 8.02   Successor Person Substituted. Upon any such consolidation, merger, sale, transfer, lease or other conveyance in which the Company is not the Successor Company and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of a lease of all or substantially all of the Company's properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, transfer or conveyance (but not in the case of a lease), upon compliance with this Article VIII, the Person named as the "Company" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article VIII may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.03   Opinion of Counsel to be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article VIII, the Trustee shall receive an Officers' Certificate and an Opinion of Counsel that meets the requirements of Section 1.02 as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article VIII.

ARTICLE IX

LISTS OF HOLDERS

Section 9.01   Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 1 and December 1 in each year beginning with December 1, 2011, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 9.02   Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 9.01 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

ARTICLE X

TRUSTEE

Section 10.01   Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived and is actually known to a Responsible Officer, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to the immediately preceding sentence, the Trustee shall not be obligated to exercise any of its rights or powers at the request of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee, in its sole discretion, against any loss, liability or expense that might be incurred by it in compliance with such request.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts or conclusions stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 2.11 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article X shall also be afforded to such Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 10.02   Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 10.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes in accordance with Section 1.05 and such notice references the Notes and this Indenture.

Section 10.03   No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 10.04   Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Registrar.

Section 10.05   Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed to in writing from time to time by the Company and the Trustee.

Section 10.06   Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee promptly upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ and the costs and expenses of enforcing this Indenture against the Company) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any Authenticating Agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or Authenticating Agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including, without limitation, the costs and expenses of defending themselves against any claim of liability in the premises and taxes, other than taxes based on the income of the Trustee. The Company will defend any such claim, and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The obligations of the Company under this Section 10.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 5.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 10.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 10.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any Authenticating Agent incur expenses or render services after an Event of Default specified in Section 5.01(i) or Section 5.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 10.07   Officers’ Certificate as Evidence.  Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 10.08   Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article X.

Section 10.09   Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the Company's expense, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 5.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(b)            In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 5.13, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c) The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 2.11, may at any time remove the Trustee and nominate a successor Trustee that shall be deemed appointed as successor Trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 10.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 10.09 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 10.10.

Section 10.10   Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 10.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 10.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.06.

No successor Trustee shall accept appointment as provided in this Section 10.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 10.08.

Upon acceptance of appointment by a successor Trustee as provided in this Section 10.10, each of the Company and the successor Trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.

Section 10.11   Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 10.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or Authenticating Agent appointed by such predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an Authenticating Agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 10.12   Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE XI

COVENANTS

Section 11.01   Payment of Notes.  The Company shall promptly make all payments of the principal of, Fundamental Change Repurchase Price for, interest on, and the Conversion Obligation in respect of the, Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 1:00 p.m., New York City time, by the Company. principal amount, Fundamental Change Repurchase Price and interest, as well as the cash portion of the Conversion Obligation, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts when due. The portion of the Conversion Obligation that consists of Common Stock (or other securities) shall be considered paid on the applicable date due if on such date the transfer agent for the Common Stock holds, in accordance with this Indenture, a number of shares of Common Stock (or other securities) sufficient to pay all such amounts then due. All references in this indenture to "interest" shall include Additional Interest, Special Interest and the Extension Fee, if any.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.

Section 11.02   SEC and Other Reports; 144A Information.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last original issuance date of the Notes, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable extensions thereunder and other than reports on Form 8-K), as applicable, or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not freely tradable, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Additional Interest has accrued; provided that the rate at which such Additional Interest accrues may in no event exceed 0.50% per annum. As used in this Section 11.02(a), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual to Holders as of the close of business on the relevant Regular Record Date in the same manner as regular interest on the Notes.

(b) If, and for so long as, the Restricted Notes Legend on the Notes specified in Section 2.04(a) has not been removed, the Notes are assigned a Restricted Notes CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last original issuance date of the Notes, the Company shall pay Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of Notes. As long as one or more of the conditions described in the preceding sentence continues, the Company shall pay Additional Interest in cash on each Interest Payment Date of each year, or if any such day is not a Business Day, the immediately following Business Day, to the Holder of the Notes as of the close of business on the relevant Regular Record Date; provided further that when none of the conditions described this Section 11.02(b) is continuing, accrued and unpaid Additional Interest payable as a result of this Section 11.02(b) through the date of cure will be paid in cash on the immediately following Interest Payment Date to the Holder of the Notes as of the close of business on the relevant Regular Record Date.

(c) The Additional Interest that is payable in accordance with Section 11.02(a) or Section 11.02(b) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 5.03.

(d) If Additional Interest is payable by the Company pursuant to Section 11.02(a) or Section 11.02(b), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 11.03   Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2011) an Officers' Certificate, stating that in the course of performance by the signers thereof of their duties as officers of the Company, they would normally have knowledge of any default by the Company in the performance of any of its obligations contained in this Indenture, that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signers and whether or not to the knowledge of the signers, (i) the Company has kept, observed, performed and fulfilled its obligations contained in this Indenture and (ii) the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and what actions the Company is taking or proposes to take with respect thereto.

Section 11.04   Restriction on Repurchases.  The Company agrees not to repurchase or otherwise acquire any Notes without canceling such Notes. In addition, the Company agrees that it will not permit any affiliates of the Company (within the meaning of Rule 144) or persons that are not affiliates of the Company (within the meaning of Rule 144) but were affiliates of the Company (within the meaning of Rule 144) within the three immediately preceding months to repurchase or otherwise acquire any Notes.

Section 11.05   Corporate Existence.  Subject to Article VIII hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company.

Section 11.06   Par Value Limitation.  The Company shall not take any action that, after giving effect to any adjustment pursuant to Sections 10.05 or 10.06 hereof, would result in the Conversion Price becoming less than the par value of one share of Common Stock.

Section 11.07   Stay, Extension and Usury Laws.  The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE XII

MISCELLANEOUS

Section 12.01   Governing Law. THIS INDENTURE AND EACH OF THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.02   No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.03   Benefits of the Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Indenture, the Registrar, any Paying Agent, any Authenticating Agent, Conversion Agent and any Bid Solicitation Agent, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.04   Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate (including any adjustments thereto). The Company shall make all these calculations in good faith, and, absent manifest error, the Company's calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company's calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of Notes upon the request of such Holder at the sole cost and expense of the Company.

Section 12.05   Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.06   No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.07   Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 12.08   Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.09   Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 12.10   Separability Clause. In case any provision in this Indenture or in any Note or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.11   U.S.A. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.12   Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to maintain or resume performance as soon as practicable under the circumstances.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

HORSEHEAD HOLDING CORP.

By:	/s/ James M. Hensler
Name:	James M. Hensler
Title:	Chairman of the Board of Directors, President and Chief Executive Officer

[Trustee Signature Follows]

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include the following legend on all Notes that are Restricted Notes (the "Restricted Notes Legend"):]

THE NOTES AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

A-F-1

(2)
AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-F-2

3.80% Convertible Senior Note due 2017

No. [ ]	Initially $[_______]

CUSIP No. 440694 AA5
ISIN No. US440694AA56

HORSEHEAD HOLDING CORP., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [_________] MILLION DOLLARS ($[_______]) [(or such greater or lesser principal amount as shall be specified in the "Schedule of Exchanges of Notes" attached hereto)]1 on the Maturity Date unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 3.80% per annum from July 27, 2011 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 2012, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 5.03 and on the terms set forth in Section 11.02 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03 and Section 11.02 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

[The Company shall pay principal of and interest on this Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.]2 [As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes at the office or agency designated by the Company for that purpose.]3

____________________________

1	Insert for Global Note.

2	Insert for Global Note.

3	Insert for Physical Note.

A-F-3

The Company has initially designated the Trustee as its Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent in respect of the Notes and its agency in Minneapolis, Minnesota as a place where Notes may be presented for payment or for registration of transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitation set forth in the Indenture. Such further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, and any claim, controversy or dispute arising hereunder or related hereto, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

A-F-4

IN WITNESS WHEREOF, HORSEHEAD HOLDING CORP. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: [______________]

HORSEHEAD HOLDING CORP.

By:
Name:
Title:

A-F-5

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: [________________]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

A-F-6

[FORM OF REVERSE OF NOTE]

HORSEHEAD HOLDING CORP.
3.80% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Securities of the Company designated as its 3.80% Convertible Senior Notes due 2017  (herein called the "Notes"), issued under an Indenture dated as of July 27, 2011 (as may be amended or supplemented from time to time, the "Indenture"), by and between the Company and  U.S. Bank National Association, herein called the "Trustee," and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note is not subject to redemption prior to maturity. No sinking fund is provided for the Note.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to April 1, 2017, and (ii) on or after April 1, 2017, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Company's election, on the terms specified in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Fundamental Change Repurchase Date or the Maturity Date thereof, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

A-R-1

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to certain exceptions and the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, interest on and the consideration due upon conversion of, this Note at the time, place and rate, and otherwise on the terms prescribed herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax payable in connection therewith to the extent provided in the Indenture.

A-R-2

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-R-3

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

A-R-4

SCHEDULE A44

SCHEDULE OF EXCHANGES OF NOTES

HORSEHEAD HOLDING CORP.
3.80% Convertible Senior Notes due 2017

The initial principal amount of this Global Note is [_________] MILLION DOLLARS ($[_________]). The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

____________________________

4	Insert for Global Note.

A-R-5

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Horsehead Holding Corp.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination thereof in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date with respect to the principal of this Note to be converted. If any shares of Common Stock or portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.02(d) or Section 4.02(e) of the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

A-R-6

Signature(s)

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identification Number ________________

A-R-7

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Horsehead Holding Corp.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Horsehead Holding Corp. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________________

Signature(s)

Social Security or Other Taxpayer Identification Number
principal amount to be repaid (if less than all): $__________, 000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-R-8

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received _________________ hereby sell(s), assign(s) and transfer(s) unto _______________________ (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

A-R-9

EXHIBIT B

RESTRICTED STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)
AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE COMPANY'S 3.75% CONVERTIBLE SENIOR NOTES DUE 2016 OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

HORSEHEAD HOLDING CORP.
3.80% CONVERTIBLE SENIOR NOTES DUE 2017

Transfer Certificate

In connection with any transfer of any of Notes that bear the Restricted Notes Legend or that are required to bear the Restricted Notes Legend under the Indenture, the undersigned registered owner of this Note hereby certifies with respect to $                principal amount of the above-captioned Notes presented or surrendered on the date hereof (the "Surrendered Notes") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ The transfer of the Surrendered Notes is to the Company or any of its Subsidiaries; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Date:

By:

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

EXHIBIT D

FORM OF FREE TRANSFERABILITY CERTIFICATE

U.S. Bank National Association
150 Fourth Avenue North,
2nd Floor, Nashville, Tennessee 37219
Attn: Corporate Trust Services

Dear Sir/Madam:

Whereas the 3.80% Convertible Senior Notes due 2017 of Horsehead Holding Corp. (the "Notes") have become freely tradable without restriction by non-affiliates of Horsehead Holding Corp. (the "Company") pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.05 of the Indenture, dated as of July 27, 2011 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later directed in writing by the Company:

(i)
the restrictive legends described in Section 2.04 of the Indenture and set forth on the Notes will be deemed removed from the Global Notes representing such securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders; and

(ii)
the Restricted Notes CUSIP will be deemed removed from the Global Notes and replaced with the unrestricted CUSIP [____________], in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of Holders.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Horsehead Holding Corp.

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF TRANSFER AGENT NOTICE

Computershare,
P.O. Box 43078,
Providence, Rhode Island, 02940-3078

Dear Sir/Madam:

Whereas the 3.80% Convertible Senior Notes due 2017 of Horsehead Holding Corp. (the "Notes") have become freely tradable without restriction by non-affiliates of Horsehead Holding Corp. (the "Company") pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.05 of the Indenture, dated as of July 27, 2011 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee, pursuant to which the Notes were issued, the Company hereby instructs you that, unless otherwise later instructed in writing by the Company:

(i) any shares of Common Stock issued upon conversion of the Notes (A) shall be issued without the Restricted Stock Legend and (B) will be assigned the Unrestricted Stock CUSIP; and

(ii) (A) the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes and (B) the Restricted Stock CUISIP will be deemed removed from such shares of Common Stock and replaced with the Unrestricted Stock CUSIP.

Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Horsehead Holding Corp.

By:
Name:
Title:

E-1